                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-b
     (e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      ROCKDALE NATIONAL BANCSHARES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1/1/

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

_________________
/11/ Set forth the amount on which the filing fee is calculated and state how it was determined.

                      ROCKDALE NATIONAL BANCSHARES, INC.
                           1000 Georgia Highway 138
                            Conyers, Georgia 30013

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 8, 2001


     The Annual Meeting of Shareholders (the "Annual Meeting") of Rockdale National Bancshares, Inc. (the "Company") will be held on Tuesday, May 8, 2001 at 4:00 p.m. at the offices of the Company, 1000 Georgia Highway 138, Conyers, Georgia 30013, for the following purposes:

     (1) To elect four Class I directors, to serve for a term of three years and until their successors are elected and qualified or until their earlier resignation, removal from office or death;

     (2) To elect one Class III director, to serve for a term of two years and until his successor is elected and qualified or until his earlier resignation, removal from office or death; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on Friday, April 2, 2001 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

     A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy promptly. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

                              By Order of the Board of Directors,

                              /s/ William L. Daniel

                              William L. Daniel
                              President and Chief Executive Officer

Conyers, Georgia
April 11, 2001


     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                      ROCKDALE NATIONAL BANCSHARES, INC.
                           1000 Georgia Highway 138
                            Conyers, Georgia 30013


                        ANNUAL MEETING OF SHAREHOLDERS
                                  May 8, 2001

                          __________________________

                                PROXY STATEMENT
                          __________________________


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rockdale National Bancshares, Inc. (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 8, 2001 and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying notice of the meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 11, 2001. The address of the principal executive offices of the Company is 1000 Georgia Highway 138, Conyers, Georgia 30013.

     Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees named herein. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.

     The record of shareholders entitled to vote at the Annual Meeting was taken on April 2, 2001. On that date, the Company had outstanding and entitled to vote 676,188 shares of Common Stock, par value $1.00 per share (the "Common Stock"), with each share entitled to one vote.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide for a classified board of directors, whereby approximately one-third of the members of the Company's Board of Directors are elected each year at the Company's Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at that Annual Meeting of Shareholders will be elected for a three-year term. On February 27, 2001 the Board of Directors of the Company increased the size of the Board of Directors to eleven members and elected William R. Walker to Class III to serve until the 2001 Annual Meeting of Shareholders.

     Four Class I directors are presently standing for election to the Board of Directors of the Company to succeed themselves for a terms of three years and until their successors are elected and qualified or until their earlier resignation, removal from office or death. In addition, the nominee standing for election to Class III will serve for a term of two years and until his successor is elected and qualified or until his earlier resignation, removal from office, or death.

     In the event that any nominee withdraws or for any reason is not able to serve as director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than four nominees. The affirmative vote of a plurality of all votes cast at the Annual Meeting by the holders of the Common Stock is required for the election of the four nominees standing for election. All of the nominees, except for Mr. Walker, have been directors of the Company since February 1997. Mr. Walker was elected to the Board of Directors in 2001. Management of the Company has no reason to believe that any nominee will not serve if elected.

Class I Nominees

     The following persons have been nominated by management for election to the Board of Directors as Class I directors, to succeed themselves for a term of three years and until their successors are elected and have qualified:

     C. Dean Alford, age 47, has served as President and Chief Executive Officer of Allied Utility Network since 1998. Mr. Alford is presently Chairman of Rockdale Hospital and Health Systems, a member of the Rockdale Rotary Club, The Boy Scouts of America (and a 1997 recipient of the Silver Beaver Award from the Atlanta Area Council of The Boy Scouts of America), Conyers/Rockdale Boys & Girls Club, Conyers/Rockdale Chamber of Commerce, and the Center for the Visually Impaired. Mr. Alford is also the Chairman of the Georgia Tech School of Electrical and Computer Engineering Advisory Board, and is a member of Rockdale Baptist Church.

     Troy A. Athon, age 63, has been involved in the adult care industry for his entire professional career. Since 1997 he has been Vice President of Government Relations for Care More Management Company. He was CEO of Geriatric Health Services from 1980 to 1996. Prior to joining the Company's Board of Directors, he served as Chairman of the Board of Rockdale Community Bank, which opened in 1988 and was purchased by Regions Bank in August of 1996. In addition, he served on the Conyers City Council for three terms and in the Georgia State House of Representatives for four terms.

     William L. Daniel, age 51, began his banking career at Citizens & Southern National Bank ("C&S") in 1972 ultimately rising to the level of Senior Vice President when he left C&S in 1986. From December 1986 until September 1988, Mr. Daniel served as an organizer, President and Chief Executive Officer of the Enterprise National Bank, Atlanta, Georgia. From December 1988 until March 1996, Mr. Daniel served in various executive positions with Bank South Corporation, ending with the position of Regional President supervising the bank's 24 branches in Rockdale, South DeKalb, South Fulton, Clayton and Fayette counties. After the acquisition of Bank South Corporation by NationsBank, Mr. Daniel became

Executive Vice President of First Newton Bank, Covington, Georgia in April 1996. In October 1996, Mr. Daniel left the employment of First Newton Bank to begin recruiting and advising the Company's organizers and, on January 1, 1997, began devoting his full time to the organization of the Company and the chartering of the Bank. Mr. Daniel currently serves as President and Chief Executive Officer of the Company and the Bank. Mr. Daniel is active in the Good Shepherd Episcopal Church and is a director of the Rockdale County Water and Sewage Authority. Mr. Daniel serves on the Rockdale County Development Authority and is active in a number of local civic organizations.

     Hazel E. Durden, age 70, owns and operates Realty Metro, a real estate company she founded in 1972. Mrs. Durden is a member of the American Business Woman Association, Conyers/Rockdale Future 2000 Planning Committee, and the Conyers/Rockdale Pilot Club. Mrs. Durden is an ambassador for the Rockdale County Chamber of Commerce and active in the Ebenezer United Methodist Church. She is also a former member of the Grievance Committee of Ethics and Relations of the Rockdale Board of Realtors.

Class III Nominee

     The following person has been nominated by management for election to the Board of Directors as a director in Class III, to serve for a term of two years and until his successor is elected and qualified or until his earlier resignation, removal from office or death:

     William R. Walker II, age 34, has served as Senior Lending Officer of the Bank since September 1997. Prior to his service with the Company, Mr. Walker served as a commercial lender with NationsBank from January 1996 to September 1997. Mr. Walker also served in various management positions with Bank South from 1989 to 1996, prior to its acquisition by NationsBank. Most recently, Mr. Walker served as a commercial lender in the Conyers and Atlanta areas from 1994 to 1996.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

     Each of the following persons is a member of the Board of Directors who is not standing for election to the Board of Directors this year and whose term will continue after the Annual Meeting.

     Class II Directors, serving for a term expiring at the 2002 Annual Meeting of Shareholders:

     John A. Fountain, M.D., age 47, has maintained a medical practice specializing in dermatology in Conyers, Georgia since 1983. Dr. Fountain is a member of the Medical Association of Georgia, American Academy of Dermatology, American Society of Dermatology Surgeons, and serves as Clinical Associate Professor of Dermatology at Emory University School of Medicine. Dr. Fountain is a former director of the Conyers/Rockdale Chamber of Commerce. Dr. Fountain has also served as Honorary Chairman for the Rockdale Emergency Relief Fund and is a life member of the Georgia Master 4-H Club and the Georgia 4-H Counselor Association. Also, Dr. Fountain is head coach of women's soccer at Oxford College at Emory University, and an Elder at Conyers Presbyterian Church

     Michael P. Jones, age 54, is Managing Partner of Jones, McKnight, & Edmonson, P.C., Certified Public Accountants, which Mr. Jones founded in 1976. Mr. Jones has served as an advisory director for Bank South, Conyers, Georgia from 1988 to 1995 and has served as Chairman of the Conyers/Rockdale Chamber of Commerce. Mr. Jones is a member of the American Institute of CPAs and the Georgia Society of CPAs. Mr. Jones is also a 1993 Alumnus of the Regional Leadership Institute and has held numerous leadership positions with several Rockdale County youth sports organizations.

     R. Flynn Nance, D.V.M., age 45, has since 1987 served as the President and owner of Honey Creek Veterinary Hospital, Inc., which is a veterinary medical facility offering medical and surgical care of companion animals in Conyers, Georgia. Dr. Nance is a member of Conyers/Rockdale Chamber of

Commerce, the American Veterinary Medical Association, the American Heartworm Society, the Greater Atlanta Veterinary Medical Association, the Georgia State Board of Veterinary Medicine, and the Georgia Veterinary Medical Association. Dr. Nance is also a charter member of the Rotary Club of Rockdale County.

     Class III Directors, serving for a term expiring at the 2003 Annual Meeting of Shareholders:

     Julia W. Morgan, age 72, is presently Chief Executive Officer of Ed Morgan & Associates, Inc., a corporation which she has owned and operated since 1981. Ms. Morgan served as a director of First Bank of Conyers until that bank merged with Bank South in 1987, at which time she became an advisory director for Bank South and served as a director for its parent corporation, Bank South Corporation, until 1996 when the bank merged with NationsBank. Ms. Morgan is currently serving on the Executive Committee of the Board of Trustees of the University of Georgia Education Foundation and is director of the University of Georgia National Alumni Association. Ms. Morgan is also a member of the American Society of Life Underwriters and the Conyers/Rockdale Chamber of Commerce. Further, Ms. Morgan currently serves on the Rockdale County Impoundment Authority and the Rockdale County Water and Sewer Authority.

     Michael R. Potts, age 46, is the founder and Chief Executive Officer of The Potts Group, a general commercial construction contracting and construction management firm started by Mr. Potts in 1986. Mr. Potts is a member of the Georgia Chapter of Associate General Contractors, the Georgia Utilities Contractors Association, Construction Management Association of America, and the American Waterworks Association. Mr. Potts is also currently serving and has served since 1992 as Director of Construction for the Rockdale County Board of Commissioners. He is a former Board member and Executive Committee member of the Conyers/Rockdale Chamber of Commerce, and is an active charter member of the Haven Fellowship Church.

     Arthur J. Torsiglieri, Jr., M.D., age 42, has since June 1990 been a physician in Conyers, Georgia, specializing in ear, nose and throat illnesses. Dr. Torsiglieri is presently Vice-Chief of Staff at Rockdale Hospital and serves as the President-Elect of the East Metro Medical Society. Dr. Torsiglieri is a Fellow of the American Academy of Otolaryngology and the American College of Surgeons. Dr. Torsiglieri is a charter member of the Rotary Club of Rockdale and serves on the Eagles Board of Review for the Boy Scouts of America in Rockdale and Newton Counties.

Executive Officers

     Brian D. Hawkins, age 33, has served as Chief Financial Officer of the Company since October 13, 1998. Prior to his service with the company, Mr. Hawkins served as Senior Accountant with Main Street Bank from April 1996 to October 1998. Mr. Hawkins served as a Human Resources Administrator/Specialist with SunTrust Banks, Inc. in Atlanta from 1991 to 1995 and as a Financial Analyst with SunTrust, Chattanooga in 1995 and 1996.

     There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Act of 1934, as amended (the "Exchange Act") requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission ("SEC") reports of changes in their ownership of the Common Stock of the Company. Officers, directors and more than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were satisfied.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held 12 meetings during the year ended December 31, 2000. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which he or she served.

     The Board of Directors of the Company has a standing audit committee and compensation committee. The Company's Board of Directors does not have a standing directors nominating committee. The functions of the directors nominating committee are reserved to the entire Board of Directors of the Company.

     Audit Committee. The Audit Committee reviews the affairs of the Company with the Company's independent auditors, including a review of the accounts of the Company and the overall financial condition of the Company. The committee also examines the Company's internal controls to determine whether adequate safeguards are in place, and determines whether officers and employees of the Company have provided adequate cooperation and assistance to the Company's independent auditors. The committee's members are Julia W. Morgan, Hazel E. Durden, John A. Fountain, MD. All three members of the Audit Committee are "independent" as this term is defined in the New York Stock Exchange and Nasdaq listing standards. The Board of Directors has not adopted an Audit Committee Charter. During 2000, the committee met 10 times.

     Compensation Committee. The Compensation Committee makes recommendations to the Company's Board of Directors regarding executive salaries, bonuses and compensation. The committee's members are Michael P. Jones, Michael R. Potts, William L. Daniel and Arthur J. Togsiglieri, Jr., MD. During 2000, the committee did not meet.

                            AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements of Rockdale National Bancshares for the year ended December 31, 2000. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence from Rockdale National Bancshares and its management. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to Rockdale National Bancshares is compatible with the auditors' independence.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-KSB for filing with the SEC.

                                    Respectfully submitted,

                                    The Audit Committee


                                    Hazel E. Durden
                                    John A. Fountain, M.D.
                                    Julia W. Morgan

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information as of March 15, 2001 with respect to ownership of the outstanding Common Stock of the Company by (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and directors of the Company as a group.

                                                                          Number of           Percent of
Name of Beneficial Owner                                                 Shares/(1)/            Total
------------------------                                                 -----------          ----------
C. Dean Alford.................................................           33,500/(2)/           4.5%
Troy A. Athon..................................................            1,100                 *
William L. Daniel..............................................           24,262/(3)/           3.2%
Hazel E. Durden................................................           16,500/(4)/           2.2%
John A. Fountain, M.D..........................................           21,500/(5)/           2.9%
Brian Hawkins..................................................            1,600/(6)/            *
Michael P. Jones...............................................           25,500/(7)/           3.4%
Julia W. Morgan................................................           31,250/(8)/           4.2%
R. Flynn Nance, D.V.M..........................................           19,800/(9)/           2.6%
Michael R. Potts...............................................           23,000/(10)/          3.1%
Arthur J. Torsiglieri, Jr., M.D................................           21,500/(11)/          2.9%
William R. Walker..............................................            5,789/(12)/           *
  All Directors and Officers (12 persons)......................          225,301/(13)/         29.9%

*  Less than 1% of shares outstanding.
_______________
/(1)/ Except as indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 676,188 shares outstanding. The percentages for each of those parties who hold presently exercisable options are based upon the sum of 676,188 shares plus the number of shares subject to presently-exercisable options held by each such party, as indicated in the following notes. All persons above have a business address of P.O. Box 82030, Conyers, Georgia 30013.
/(2)/ Mr. Alford and his spouse hold joint voting and investment power with respect to 25,000 shares. The number of shares includes 2,000 shares in an irrevocable trust, with respect to which Mr. Alford disclaims beneficial ownership and 6,500 shares subject to presently-exercisable stock options.
/(3)/ Includes 9,262 shares subject to presently-exercisable stock options. /(4)/ Ms. Durden holds joint voting and investment power with respect to 10,000 shares, including 1,000 shares with Natelie Brook Elmore, 1,000 with Garrett Austin Elmore, and 8,000 with Gary E. Elmore. Number of shares includes 6,500 shares subject to presently-exercisable stock options.
/(5)/ Dr. Fountain and his wife hold joint voting and investment power with respect to 10,000 shares. Number of shares includes 6,500 shares subject to presently-exercisable stock options.
/(6)/ Number of shares include 1,600 in presently exercisable stock options /(7)/ Includes 18,000 shares owned by Mr. Jones' wife, Meta B. Jones. Number of shares includes 6,500 shares subject to presently-exercisable stock options.

/(8)/ Includes 22,000 shares held in a trust as to which Ms. Morgan has sole voting and investment power. Number of shares includes 6,500 shares subject to presently-exercisable stock options.
/(9)/ Dr. Nance and his wife hold joint voting and investment power with respect to 10,000 shares. Number of shares includes 6,500 shares subject to presently-exercisable stock options. Number of shares also includes 300 held in trust for Dr. Nance's children in the name of Dr. Nance's mother, Harriett L. Nance, with respect to which Dr. Nance disclaims beneficial ownership. Number of shares includes 1,000 shares owned by Dr. Nance's wife, and each of his three children
/(10)/ Mr. Potts and his wife have joint voting and investment power with respect to 4,400 shares. Number of shares includes 6,500 shares subject to presently-exercisable stock options.
/(11)/ Dr. Torsiglieri and his wife have joint voting and investment power with respect to 15,000 shares. Number of shares includes 6,500 shares subject to presently-exercisable stock options.
/(12)/ Mr. Walker and his spouse have joint voting and investment power with respect to 1,000 shares. Number of shares includes 4,789 shares subject to presently-exercisable stock options.
/(13)/ Includes 67,651 shares subject to presently-exercisable options.


                            EXECUTIVE COMPENSATION

       The following table provides certain summary information for the fiscal years ended December 31, 2000, 1999 and 1998 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer. None of the other executive officers of the Company had total annual salary and bonus which exceeded $100,000 during the last fiscal year.

                                                       Summary Compensation Table

                                            Annual Compensation                    Long Term Compensation
                                            -------------------                    ----------------------
                                                                                                 Number of
            Name and                                                         Restricted Stock     Options        All Other
       Principal Position             Year        Salary           Bonus        Awards ($)        Awarded       Compensation
       ------------------             ----        ------           -----        ----------        -------       ------------
William L. Daniel                     2000        $112,000/(1)/     $53,217       $ - 0 -          4,000-         $26,181/(2)/
  President and
  Chief Executive Officer             1999        $103,000          $ - 0 -       $ - 0 -           - 0 -         $23,105/(3)/

                                      1998        $100,000          $ - 0 -       $ - 0 -           9,262         $15,474/(4)/

_______________
/(1)/ Reflects pro-rated base salary under Mr. Daniel's employment agreement, dated April 25, 2000.
/(2)/ Includes $8,400 in travel allowances, $14,359 in life insurance premiums, and $3,422 for a 401(k) matching contribution.
/(3)/ Includes $8,400 in travel allowances, $13,407 in life insurance premiums, and $1,298 for a 401(k) matching contribution.
/(4)/ Includes $8,400 in travel allowance, $6,329 in life insurance premiums, and $745 for a 401(k) matching contribution.

Employment Agreement

     On April 25, 2000, the Company and the Bank entered into a new employment agreement with William L. Daniel. Pursuant to the employment agreement, Mr. Daniel is employed as the President and Chief Executive Officer of both the Company and the Bank, for a period ending on February 21, 2003. Under his new employment agreement, Mr. Daniel is paid an annual base salary of $115,000, which may be increased at the discretion of the Bank's

Board of Directors. In addition, the employment agreement provides that Mr. Daniel is eligible for an annual performance bonus in an amount determined at the discretion of the Bank's Board of Directors and which is based, in part, on the Company's average return on shareholder equity. As additional compensation under the employment agreement, Mr. Daniel receives an automobile allowance of $700 per month and health, hospitalization, disability and term life insurance.

      Mr. Daniel's employment agreement contains a non-compete provision pursuant to which Mr. Daniel has agreed that through the actual date of termination of his employment agreement and for a period of 12 months thereafter, he will not, without the prior written consent of the Company and the Bank, either directly or indirectly serve as an executive officer of any bank, bank holding company or other financial institution within the primary service area of the Bank.

      The employment agreement may be terminated by either the Bank or Mr. Daniel. If the Bank terminates the agreement without cause, it must provide Mr. Daniel with 30 days' written notice of its intention to terminate the employment agreement and Mr. Daniel will be entitled to receive, as compensation, the payment of his base salary then in effect for a period of 12 months and reimbursement of up to $12,000 in fees incurred by Mr. Daniel in connection with outplacement counseling or services.

Stock Option Plans

      On January 27, 1998, the Company's Board of Directors adopted an Incentive Stock Option Plan (the "Plan") to cover Mr. Daniel's options and for employees who are contributing significantly to the management or operation of the business of the Company or its subsidiaries as determined by the committee administering the Plan. The Plan was approved by the stockholders of the Company at their annual meeting held on May 5, 1998. The Plan provides for the grant of options at the discretion of a committee designated by the Board of Directors to administer the Plan. No person may serve as a member of the committee who is then eligible for a grant of options under the Plan or has been so eligible for a period of one year prior to his service on the committee. The option exercise price must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time prior to their expiration in accordance with the terms of the Plan. Stock options granted pursuant to the Plan expire on or before (1) the date which is the tenth anniversary of the date the option is granted, or (2) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company. 100,000 shares have been reserved for issuance under the Plan. During fiscal 2000, an aggregate of 12,015 stock options were granted under the Plan. At December 31, 2000, 18,009 stock options were exercisable.

Stock Options

      The following table presents information regarding grants to William L. Daniel of options to purchase shares of the Common Stock during the year ended December 31, 2000:

                                                      % of Total Options
                        Number of Securities     Granted to Employees during
                         Underlying Options             the year ended             Exercise or         Expiration
        Name                 Granted (#)              December 31, 2000         Base Price ($/sh)         Date
        ----            --------------------     ---------------------------    -----------------     -----------
William L. Daniel              4,000                       33.3%                      $12.50           02/25/2010

      The following table presents information regarding the value of unexercised options held at December 31, 2000 by William L. Daniel. No stock options were exercised and there were no SARs outstanding during fiscal 2000.

                                          Number of
                                     Unexercised Options               Value of Unexercised
                                          at FY-End                    In-the-Money Options
                                             (#)                             at FY-End
                                          ---------                          ---------
           Name                   Exercisable/Unexercisable        Exercisable (1)/Unexercisable
           ----                   -------------------------        -----------------------------
William L. Daniel                       9,262 / 4,000                     $23,155 / $2,000

_______________
(1) Dollar values calculated by determining the difference between the estimated fair market value of the Company's Common Stock at December 31, 2000 ($12.50) and the exercise price of such options. Because no organized trading market exists for the Common Stock of the Company, the fair market value was computed by reference to recent sales of the Company's Common Stock.

Compensation of Directors

     The Company does not pay directors' fees; however, all of the members of the Company's Board of Directors also serve as directors of the Bank and the Bank is currently paying directors' fees at the rate of $500 per month per director.

     On August 24, 1998 (the "Effective Date"), the Board of Directors of the Company approved a deferred compensation plan (the "Directors' Plan") to help retain the services of those Company directors who do not hold a management position (the "Eligible Directors"). The Directors' Plan provides that each Eligible Director serving on the Board of Directors as of the Effective Date shall be granted an option to purchase 5,000 shares of the Company's Common Stock. The Directors' Plan further provides for the grant, at the end of each fiscal year, of an option to purchase 500 shares of Common Stock to each Eligible Optionee who continues to serve on the Board of Directors as of the last business day of that fiscal year. Options granted pursuant to the Directors' Plan become fully exercisable as of the date of grant. Such options expire on the earlier of (i) the tenth anniversary of the date of grant or (ii) the first anniversary of the date that the Optionee ceases service on the Board of Directors for reasons other than death or disability. 100,000 shares have been reserved for issuance under the Directors' Plan. During fiscal 2000, an aggregate of 4,500 stock options were granted under the Directors' Plan.


                             CERTAIN TRANSACTIONS

     The Bank extends loans from time to time to certain of the Company's directors, their associates and members of the immediate families of the directors and executive officers of the Company. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.


                        INDEPENDENT PUBLIC ACCOUNTANTS

     On March 30, 2001, the Company dismissed its independent auditors, BDO Seidman, LLP, and on the same date authorized the engagement of Porter Keadle Moore, LLP as its independent auditors for the fiscal year ended December 31, 2001. Each of these actions was approved by the Audit Committee and the Board of Directors of the Company.

     BDO Seidman, LLP audited the financial statements for the Company for the fiscal year ended December 31, 2000 and for the fiscal year ended December 31, 1999. Neither of the audit reports of BDO

Seidman, LLP for those years contained any adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

     Except as described herein, in connection with the audits for the fiscal years ended December 31, 2000 and 1999 and for the unaudited interim period through March 30, 2001, there were no disagreements with BDO Seidman, LLP on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement, if not resolved to the satisfaction of BDO Seidman, LLP would have caused it to make reference to the subject matter of the disagreement in its report.

     Further, prior to the engagement of Porter Keadle Moore, LLP, neither the Company or any of its representatives sought the advice of Porter Keadle Moore, LLP regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, which advice was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

     In connection with the audit of the fiscal year ended December 31, 2000 and for the unaudited interim period through March 30, BDO Seidman, LLP did not advise the Company that:

     (i) internal controls necessary for the Company to develop reliable financial statements did not exist;

     (ii) information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

     (iii) there existed a need to expand significantly the scope of its audit, or that information had come to the attention of BDO Seidman, LLP, that if further investigated may materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements).

     Representatives of BDO Seidman, LLP are not expected to be present at the Annual Meeting. Representatives of Porter Keadle Moore, LLP, the Company's current independent public accountants, are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     Audit Fees. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for the year ending December 31, 2000, the performance of the quarterly internal audits, and the review of the financial statements included in the Company's Forms 10-QSB for that year were $41,000.

     Financial Information Systems Design and Implementation Fees. During 2000, BDO Seidman, LLP did not perform any services with regard to financial information systems design and implementation.

     All Other Fees. The aggregate fees for non-audit services provided by BDO Seidman, LLP were $5,847.

            ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-KSB

     Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 2000 Annual Report to Shareholders that accompanies this proxy statement. The Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request therefor to the Chief Financial Officer of the Company, Brian D. Hawkins, P. O. Box 82030, Conyers, Georgia 30013. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.


                             SHAREHOLDER PROPOSALS

     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the Company's proxy statement for the 2002 Annual meeting of Shareholders is December 1, 2001. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2002 Annual Meeting of Shareholders (but not required to be included in the Company's proxy statement) by February 15, 2002, or such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.


                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                              By Order of The Board of Directors,

                              /s/ William L. Daniel

                              William L. Daniel
                              President and Chief Executive Officer
Conyers, Georgia
April 11, 2001

[X] PLEASE MARK VOTES                               REVOCABLE PROXY
    AS IN THIS EXAMPLE                     ROCKDALE NATIONAL BANCSHARES, INC.                                          With- For All
                                                                                                                 For   hold  Except
    THIS PROXY IS SOLICITED ON BEHALF OF THE                               1.  To elect five directors to serve  [_]   [_]   [_]
         BOARD OF DIRECTORS FOR THE                                            for the term indicated below and
    2001 ANNUAL MEETING OF SHAREHOLDERS                                        until their successors are
                                                                               elected and qualified:
  The undersigned hereby appoints C. Dean Alford and Michael                             CLASS I (term to expire in Year 2004)
P. Jones and each of them, with power of substitution to each,             Troy A. Althan, C. Dean Alford, William L. Daniel and
the proxies of the undersigned to vote the Common Stock of the             Hazel E. Durden
undersigned at the Annual Meeting of Shareholders of ROCKDALE
NATIONAL BANCSHARES, INC. to be held on May 8, 2001 at 4.00 p.m.                          CLASS II (term to expire in Year 2003)
at the officers of the Company, 1000 Georgia Highway 138, Conyers,                                  William R. Walker, II
Georgia 30013 and any adjournments or postponements thereof:
                                                                           INSTRUCTION: To withhold authority to vote for any
                                                                           individual nominee, mark "For All Except" and write that
                                                                           nominee's name in the space provided below.

                                                                           _________________________________________________________

                                                                           2.  To vote in accordance with their best judgment with
                                                                               respect to any other matters that may properly come
                                                                               before the meeting or any adjournments or
                                                                               postponements thereof.

                                                                           THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE
                                                                           PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE
                                                                           INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO
                                                                           VOTED.

                                                                           Please date and sign this Proxy exactly as name(s)
                                   -------------------------------------   appears hereon.
Please be sure to sign and date     Date
  this Proxy in the box below.                                             NOTE: When signing as an attorney, trustee, executor,
------------------------------------------------------------------------   administrator or guardian, please give your title as
                                                                           such. If a corporation or partnership, give full name by
                                                                           authorized officer. In the case of joint tenants, each
                                                                           joint owner must sign.
---- Shareholder sign above ------- Co-holder (if any) sign above ------

X                                                                                                                                  X
------------------------------------------------------------------------------------------------------------------------------------
                          .  Detach above card, sign, date and mail in postage paid envelope provided.  .
                                                ROCKDALE NATIONAL BANCSHARES, INC.
                                                     1000 Georgia Highway 138
                                                      Conyers, Georgia 90013
------------------------------------------------------------------------------------------------------------------------------------
                                                        PLEASE ACT PROMPTLY
                                              SIGN, DATE & MAIL YOUR PROXY CARD TODAY
------------------------------------------------------------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE
ENVELOPE PROVIDED.
______________________________________________
______________________________________________
______________________________________________